                                                                  EXHIBIT 21
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                         SUBSIDIARIES OF THE COMPANY
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    The following are the subsidiaries of the Company. All subsidiaries are wholly-owned, directly or indirectly, by the Company, unless otherwise noted.

Entity
Jurisdiction of Incorporation


Falcon Products (Shenzen) Limited
The People's Republic of China

Falcon Holdings, Inc.
Missouri

The Falcon Companies International, Inc.
Missouri

Falcon Mimon a.s. (87.4% ownership)
Czech Republic

Falcon De Juarez, S.A. de C.V.
Mexico

         Fundicianes Tecnicas, S.A.
         Mexico

Howe Furniture Corporation
New York

         Johnson Industries, Inc.
         Illinois

         Howe A/S
         Denmark

Shelby Williams Industries, Inc.
Delaware

         Sellers & Josephson, Inc.
         New Jersey

         Shelby FSC Corporation
         U.S. Virgin Islands

         Madison Furniture Industries, Inc.
         Mississippi

         Thonet International (UK) Limited
         England

         Industrial Mueblera Shelby Williams, S.A. de  C.V.
         Mexico